                                                                    EXHIBIT-23.2


                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statements File Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383,
333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82134, 333-82569,
333-84419, 333-88813, 333-88819, and 333-91621 of General Growth Properties,
Inc. on Form S-3 and the Registration Statements File Nos. 33-79372, 333-07241, 333-11237, 333-28449, 333-74461, 333-79737 and 333-105882 of General Growth
Properties, Inc. on Form S-8 of our report dated August 29, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph that states that the statement of revenues and certain expenses of Saint Louis Galleria ("Statement") was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, that material amounts, as described in note 1 to the Statement that would not be directly attributable to those resulting from future operations of Saint Louis Galleria are excluded, and the Statement is not intended to be a complete presentation of the revenues and expenses of Saint Louis Galleria), with respect to the Statement for the year ended December 31, 2002, appearing in this current report on Form 8-K/A.

/s/ Deloitte & Touche LLP



Chicago, Illinois
September 12, 2003

















                                       S-2